Exhibit 99.1

eBAY INC. ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

- Company Reports Record Q2 Net Revenues of $1.086 Billion -
- Achieves Q2 GAAP Diluted EPS of $0.21 and Pro Forma Diluted EPS of $0.22 -
- Raises 2005 Net Revenues and EPS Guidance -

San Jose, CA, July 20, 2005 — eBay Inc. (Nasdaq: EBAY; www.ebay.com) reported financial results for its quarter ended June 30, 2005.

eBay reported record consolidated Q2-05 net revenues of $1.086 billion, up 40% year over year; record operating income of $379.0 million, up 49% year over year, representing a 35% operating margin; and record pro forma operating income of $406.4 million, up 47% year over year, representing a 37% pro forma operating margin.

Consolidated net income in Q2-05 was a record $291.6 million, or $0.21 per diluted share. eBay’s pro forma consolidated net income was a record $307.2 million, or $0.22 per diluted share.

These results exceeded the high end of the company’s guidance of $1.050 billion for net revenues, and exceeded the company’s guidance of $0.16 for earnings per diluted share, and $0.18 for pro forma earnings per diluted share.

“eBay achieved remarkable results in Q2,” said Meg Whitman, President and CEO of eBay. “Excellent momentum in the US and Germany, as well as at PayPal, all helped deliver an impressive jump in revenues and profit.”

Key Financial and Operating Metrics

Consolidated Net Revenues - Consolidated net revenues totaled a record $1.086 billion in Q2-05, which represented an increase of 40% from the $773.4 million reported in Q2-04.

•	U.S. Marketplace Net Revenues — U.S. Marketplace net revenues totaled $423.6 million in Q2-05, representing 27% year-over-year growth.

•	International Marketplace Net Revenues — International Marketplace net revenues totaled $418.8 million in Q2-05, representing 51% year-over-year growth.

•	Payments Net Revenues — Payments net revenues totaled $243.9 million in Q2-05, representing 51% year-over-year growth.

eBay Announces Q2-05 Earnings (cont.)

Confirmed Registered Users — Cumulative confirmed registered users at the end of Q2-05 totaled 157.3 million, representing a 38% increase over the 114.0 million users reported at the end of Q2-04.

Active Users — Active users, the number of users on the eBay platform who bid, bought, or listed an item within the previous 12-month period, increased to a record 64.6 million in Q2-05, a 34% increase over the 48.0 million active users reported in the same period a year ago.

Listings — New listings totaled a record 440.1 million in Q2-05, 32% higher than the 332.3 million new listings reported in Q2-04.

Gross Merchandise Volume (GMV) — GMV, the total value of all successfully closed listings on eBay’s trading platforms, was a record $10.9 billion, representing a 36% year-over-year increase from the $8.0 billion reported in Q2-04.

Total Payments Accounts — PayPal’s business had 78.9 million total accounts at the end of Q2-05, a 56% increase from the 50.4 million reported in Q2-04. Total payments accounts represents the cumulative total of all accounts opened, excluding accounts that have been closed or locked, and users that made payments with PayPal but have not registered.

Total Payment Volume (TPV) — TPV, the dollar volume of payments initiated through the PayPal system, was a record $6.5 billion in Q2-05, a 49% increase from the $4.4 billion reported in Q2-04.

GAAP Operating Income — GAAP operating income increased 49% year over year to $379.0 million, or 35% of net revenues.

Pro Forma Operating Income — Pro forma operating income increased 47% year over year to $406.4 million, or 37% of net revenues. Pro forma operating income represents GAAP operating income adjusted to exclude certain items, primarily stock based compensation expense and related payroll taxes and amortization of acquired intangible assets.

GAAP Net Income — GAAP net income increased 53% year over year to $291.6 million, or $0.21 per diluted share.

Pro Forma Net Income — Pro forma net income increased 55% year over year to $307.2 million, or $0.22 per diluted share. Pro forma net income represents GAAP net income adjusted to exclude certain items, primarily stock based compensation expense and related payroll taxes, amortization of acquired intangible assets and income taxes related to these items.

Operating and Free Cash Flows — Operating cash flows totaled $496.6 million. Free cash flows, representing operating cash flows less capital expenditures of $90.5 million, totaled $406.1 million.

eBay Announces Q2-05 Earnings (cont.)

Key Category Performance* — Based on Q2-05 GMV, the following categories delivered $1 billion or more in worldwide annualized GMV: eBay Motors at $14.3 billion; Clothing & Accessories at $3.3 billion; Consumer Electronics at $3.2 billion; Computers at $2.9 billion; Home & Garden at $2.5 billion; Books/Movies/Music at $2.4 billion; Sports at $2.1 billion; Collectibles at $2.0 billion; Toys at $1.6 billion; Jewelry & Watches at $1.5 billion; Business & Industrial at $1.5 billion; and Cameras & Photo at $1.3 billion.

Fixed Price Trading — eBay’s fixed price trading contributed approximately $3.2 billion or 29% of total GMV during Q2-05, primarily from eBay’s “Buy It Now” feature.

eBay Stores — At the end of Q2-05, eBay hosted approximately 299,000 stores worldwide, with approximately 173,000 stores hosted on the U.S. site.

Consolidated Financial and Operating Summary

eBay reported record consolidated net revenues of $1.086 billion in Q2-05, representing a 40% year-over-year increase. On a year-over-year basis, consolidated net revenues reflected a foreign currency translation benefit in Q2-05 of approximately $24.7 million. On a sequential basis, consolidated net revenues were negatively impacted by foreign currency translation in Q2-05 by approximately $17.3 million.

Gross profit was $894.5 million, or 82% of net revenues, higher than the 81% reported in Q2-04. The percentage increase was primarily the result of an increase in our Payments segment gross margin.

Sales and marketing expenses totaled $287.1 million, or 26% of net revenues, up from the 24% reported in Q2-04. The percentage increase was primarily the result of international expansion and industry-wide increases in Internet marketing rates, partially offset by marketing efficiencies. Sales and marketing expenses as a percentage of net revenues in Q2-05 was consistent with Q1-05.

Product development expenses totaled $71.6 million, or 7% of net revenues, down from the 8% reported in Q2-04.

General and administrative costs totaled $129.3 million, or 12% of net revenues, down from the 13% of net revenues reported in Q2-04. The percentage decrease was primarily the result of a lower transaction loss rate in our Payments segment due to improved transaction loss detection and related loss prevention programs.

*	For further detail on the eBay Marketplace’s current annualized $1 billion categories, including trended data, please see the metrics section on eBay’s Investor Relations website at http://investor.ebay.com/fundamentals.cfm.

eBay Announces Q2-05 Earnings (cont.)

Income from operations totaled $379.0 million during Q2-05, a 49% increase over the $253.9 million reported in Q2-04. On a pro forma basis, income from operations totaled $406.4 million, a 47% increase over the $275.6 million reported in Q2-04. Included in both the GAAP and pro forma Q2-05 consolidated income from operations was a $12.5 million year-over-year net benefit from changes in foreign exchange rates. On a sequential basis, both the GAAP and pro forma consolidated income from operations were negatively impacted by foreign currency translation in Q2-05 by approximately $10.1 million.

Interest and other income, net, totaled $32.5 million in Q2-05, up from the $22.4 million reported in Q2-04. The increase was primarily the result of increased interest income earned on larger cash, cash equivalents, and investment balances.

The GAAP effective tax rate for Q2-05 was 29%, a decrease from the GAAP effective tax rate of 30% for Q2-04, and an increase from the 28% for Q1-05. The pro forma effective tax rate for Q2-05 was 30%, a decrease from the pro forma effective tax rate of 31% for Q2-04, and an increase from the 29% for Q1-05. The lower GAAP and pro forma effective tax rates for Q2-05, as compared to Q2-04, and the higher sequential GAAP and pro forma effective tax rates for Q2-05 reflect changes in the company’s geographic business mix.

The company reported $496.6 million in operating cash flows and $90.5 million of capital expenditures in Q2-05, resulting in free cash flows of $406.1 million. The company’s cash, cash equivalents, and investments totaled more than $3.8 billion at the end of Q2-05.

Business Outlook

The following updated guidance reflects current business trends and assumed exchange rates. The updated guidance is based on an assumed weighted average exchange rate of US $1.20 per Euro, as compared to the prior guidance, which assumed a weighted average exchange rate of US $1.30 per Euro. The guidance does not include the impact of the completion of the acquisition of Shopping.com or any other potential acquisitions.

Net Revenues — eBay now expects consolidated net revenues for 2005 to be in the range of $4.340 billion to $4.410 billion. In Q3-05, eBay now expects consolidated net revenues to be in the range of $1.045 billion to $1.070 billion, reflecting a stronger US dollar and strong business momentum.

GAAP Diluted EPS — eBay now estimates GAAP earnings per diluted share for the full year 2005 to be in the range of $0.77 to $0.78, an increase from the previous guidance of $0.71 to $0.73. In Q3-05, eBay now estimates GAAP earnings per diluted share to be $0.18.

Pro Forma Diluted EPS — eBay now estimates pro forma earnings per diluted share for the full year 2005 to be in the range of $0.82 to $0.83, an increase from the previous guidance of $0.76 to $0.78. In Q3-05, eBay now estimates pro forma earnings per diluted share to be $0.19.

eBay Announces Q2-05 Earnings (cont.)

Capital Expenditures — eBay continues to expect its capital expenditures to be in the range of $340 million to $400 million for the full year 2005, which amount to approximately 8% to 9%, respectively, of eBay’s guidance for net revenues. These expected capital expenditures for 2005 excludes the Q1-05 payment of a lease obligation for our headquarters facility of approximately $126 million.

Quarterly Conference Call

eBay will host a conference call to discuss second quarter results at 2 pm Pacific Time today. A live webcast of the conference call can be accessed through the company’s Investor Relations website at http://investor.ebay.com. In addition, an archive of the webcast will be accessible through the same link.

Non-GAAP Measures

To supplement the company’s consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include pro forma net income, pro forma earnings per diluted share, pro forma operating margin, and free cash flows. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation of all non-GAAP measures included in this press release, to the nearest GAAP measure, can be found in the financial tables included in this press release.

About eBay

eBay is The World’s Online Marketplace®. Founded in 1995, eBay created a powerful platform for the sale of goods and services by a passionate community of individuals and businesses. On any given day, there are millions of items across thousands of categories for sale on eBay. eBay enables trade on a local, national and international basis with customized sites in markets around the world. Through an array of services, such as its payment solution provider PayPal, eBay is enabling global e-commerce for an ever-growing online community.

Forward-Looking Statements

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries. Those statements involve risks and uncertainties, and the company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: the company’s need to manage an increasingly large company with a broad range of businesses of varying degrees of maturity; the company’s need to increasingly achieve growth from its existing users as well as from new users in its more established markets; the

eBay Announces Q2-05 Earnings (cont.)

company’s ability to deal with the increasingly competitive e-commerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; fluctuations in foreign exchange rates; the litigation, regulatory, credit card association, and other risks specific to PayPal as it continues to expand geographically; the company’s need to manage other regulatory, tax, and litigation risks even as its product offerings expand and its services are offered in more jurisdictions; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities to accommodate growth at a reasonable cost; the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; the company’s ability to profitably expand its model to new types of merchandise and sellers; and, the company’s ability to profitably integrate and manage recent and future acquisitions and other transactions. The forward looking statements in this release do not include the potential impact of any acquisitions, such as the pending acquisition of Shopping.com Ltd., that may be completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Tracey Ford	408-376-7205
Media Relations Contact:	Hani Durzy	408-376-7458
Investor Information Request:	408-376-7493
Company News:	http://www.businesswire.com
Investor Relations Website:	http://investor.ebay.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet
(U.S. Dollars In Thousands)

	December 31,	June 30,
	2004	2005
ASSETS
Current assets
Cash and cash equivalents	$1,330,045	$1,855,649
Short-term investments	682,004	896,951
Accounts receivable, net	240,856	269,641
Funds receivable from customers	123,424	200,171
Restricted cash and investments	155,405	32,077
Other current assets	379,415	435,339

Total current assets	2,911,149	3,689,828
Long-term investments	1,267,707	1,064,260
Property and equipment, net	709,773	745,257
Goodwill	2,709,794	3,119,969
Intangible assets, net	362,909	387,366
Other assets	29,719	26,442

	$7,991,051	$9,033,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,958	$41,686
Funds payable and amounts due to customers	331,805	507,731
Accrued expenses and other current liabilities	421,969	454,186
Deferred revenue and customer advances	50,439	42,079
Short-term obligations	124,272	-
Income taxes payable	118,427	141,136

Total current liabilities	1,084,870	1,186,818
Deferred tax liabilities, net	135,971	242,697
Other liabilities	41,869	34,486

Total liabilities	1,262,710	1,464,001

Total stockholders’ equity	6,728,341	7,569,121

	$7,991,051	$9,033,122

eBay Inc.
Unaudited Condensed Consolidated Statement of Income
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Net revenues	$773,412	$1,086,303	$1,529,651	$2,118,027
Cost of net revenues	146,531	191,840	280,889	378,209

Gross profit	626,881	894,463	1,248,762	1,739,818

Operating expenses:
Sales and marketing	189,150	287,144	381,840	558,493
Product development	59,978	71,639	112,676	145,428
General and administrative	102,940	129,340	193,576	265,729
Payroll tax on employee stock options	5,186	1,560	10,332	7,291
Amortization of acquired intangible assets	15,769	25,794	29,732	48,317

Total operating expenses	373,023	515,477	728,156	1,025,258

Income from operations	253,858	378,986	520,606	714,560
Interest and other income, net	22,443	32,525	45,942	54,928
Interest expense	(2,047)	(405)	(4,378)	(2,125)

Income before income taxes and minority interests	274,254	411,106	562,170	767,363
Provision for income taxes	(81,598)	(119,518)	(167,354)	(219,466)
Minority interests	(2,261)	(28)	(4,321)	(46)

Net income	$190,395	$291,560	$390,495	$547,851

Net income per share:
Basic	$0.14	$0.22	$0.30	$0.41

Diluted	$0.14	$0.21	$0.29	$0.40

Weighted average shares:
Basic	1,316,138	1,351,375	1,310,574	1,347,429

Diluted	1,364,842	1,379,088	1,356,299	1,380,736

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Three Months Ended				Three Months Ended
	June 30, 2004				June 30, 2005
		Pro Forma				Pro Forma
	GAAP	Entries		Pro Forma	GAAP	Entries		Pro Forma

Net revenues	$773,412	$—		$773,412	$1,086,303	$—		$1,086,303
Cost of net revenues	146,531	(4	)(a)	146,527	191,840	—		191,840

Gross profit	626,881	4		626,885	894,463	—		894,463

Operating expenses:
Sales and marketing	189,150	(14	) (a)	189,136	287,144	—		287,144
Product development	59,978	(114	) (a)	59,864	71,639	721	(a)	72,360
General and administrative	102,940	(685	) (a)	102,255	129,340	(771	)(a)	128,569
Payroll tax on employee stock options	5,186	(5,186	) (b)	—	1,560	(1,560	)(b)	—
Amortization of acquired intangible assets	15,769	(15,769	) (c)	—	25,794	(25,794	)(c)	—

Total operating expenses	373,023	(21,768)		351,255	515,477	(27,404)		488,073

Income from operations	253,858	21,772		275,630	378,986	27,404		406,390
Interest and other income, net	22,443	(7,298	) (d)	15,145	32,525	(2,260	)(d)	30,265
Interest expense	(2,047)	—		(2,047)	(405)	—		(405)

Income before income taxes and minority interests	274,254	14,474		288,728	411,106	25,144		436,250
Provision for income taxes	(81,598)	(7,207	)(e)	(88,805)	(119,518)	(9,468	)(e)	(128,986)
Minority interests	(2,261)	—		(2,261)	(28)	—		(28)

Net income	$190,395	$7,267		$197,662	$291,560	$15,676		$307,236

Net income per share:
Basic	$0.14			$0.15	$0.22			$0.23

Diluted	$0.14			$0.14	$0.21			$0.22

Weighted average shares:
Basic	1,316,138			1,316,138	1,351,375			1,351,375

Diluted	1,364,842			1,364,842	1,379,088			1,379,088

Operating margin	33%	3%		36%	35%	2%		37%

Notes:

(a) Non-cash stock based compensation expense
(b) Employer payroll taxes on employee non-qualified stock option gains
(c) Amortization of acquired intangible assets
(d) Gain on sale of equity investment
(e) Income taxes associated with certain pro forma entries

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Six Months Ended				Six Months Ended
	June 30, 2004				June 30, 2005
		Pro Forma				Pro Forma
	GAAP	Entries		Pro Forma	GAAP	Entries		Pro Forma

Net revenues	$1,529,651	$—		$1,529,651	$2,118,027	$—		$2,118,027
Cost of net revenues	280,889	(28	)(a)	280,861	378,209	(78	)(a)	378,131

Gross profit	1,248,762	28		1,248,790	1,739,818	78		1,739,896

Operating expenses:
Sales and marketing	381,840	(89	)(a)	381,751	558,493	—		558,493
Product development	112,676	(303	)(a)	112,373	145,428	399	(a)	145,827
General and administrative	193,576	(953	)(a)	192,623	265,729	(3,967	)(a)	261,762
Payroll tax on employee stock options	10,332	(10,332	)(b)	—	7,291	(7,291	)(b)	—
Amortization of acquired intangible assets	29,732	(29,732	)(c)	—	48,317	(48,317	)(c)	—

Total operating expenses	728,156	(41,409)		686,747	1,025,258	(59,176)		966,082

Income from operations	520,606	41,437		562,043	714,560	59,254		773,814
Interest and other income, net	45,942	(7,298	)(d)	38,644	54,928	(2,260	)(d)	52,668
Interest expense	(4,378)	—		(4,378)	(2,125)	—		(2,125)

Income before income taxes and minority interests	562,170	34,139		596,309	767,363	56,994		824,357
Provision for income taxes	(167,354)	(16,186	)(e)	(183,540)	(219,466)	(22,071	)(e)	(241,537)
Minority interests	(4,321)	—		(4,321)	(46)	—		(46)

Net income	$390,495	$17,953		$408,448	$547,851	$34,923		$582,774

Net income per share:
Basic	$0.30			$0.31	$0.41			$0.43

Diluted	$0.29			$0.30	$0.40			$0.42

Weighted average shares:
Basic	1,310,574			1,310,574	1,347,429			1,347,429

Diluted	1,356,299			1,356,299	1,380,736			1,380,736

Operating margin	34%	3%		37%	34%	3%		37%

Notes:

(a) Non-cash stock based compensation expense
(b) Employer payroll taxes on employee non-qualified stock option gains
(c) Amortization of acquired intangible assets
(d) Gain on sale of equity investment
(e) Income taxes associated with certain pro forma entries

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows
(U.S. Dollars In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Cash flows from operating activities:
Net income	$190,395	$291,560	$390,495	$547,851
Adjustments:
Provision for doubtful accounts and authorized credits	22,697	22,697	38,301	44,721
Provision for transaction losses	10,706	12,556	22,350	31,135
Depreciation and amortization	59,434	85,305	115,119	164,965
Amortization of unearned stock-based compensation	818	50	1,374	3,646
Tax benefit on the exercise of employee stock options	83,197	25,607	159,837	110,599
Minority interests	2,261	10	4,321	28
Changes in assets and liabilities, net of acquisition effects:
Accounts receivable	(38,663)	(17,220)	(53,717)	(71,382)
Funds receivable from customers	(178)	3,179	(61,869)	(74,154)
Other current assets	2,934	(13,759)	(112,811)	(12,556)
Other non-current assets	1,842	(389)	(2,825)	(8,750)
Deferred tax liabilities, net	(15,660)	65,188	(18,281)	67,428
Accounts payable	(40,563)	(17,910)	1,778	2,999
Funds payable and amounts due to customers	(13,161)	12,897	130,491	181,825
Accrued expenses and other liabilities	(11,157)	8,107	(9,133)	(13,731)
Deferred revenue and customer advances	1,869	380	9,719	(6,595)
Income taxes payable	6,329	18,274	14,196	23,922

Net cash provided by operating activities	263,100	496,532	629,345	991,951

Cash flows from investing activities:
Purchases of property and equipment, net	(65,653)	(90,479)	(136,565)	(170,063)
Purchases of investments	(385,754)	(286,527)	(1,209,537)	(654,621)
Maturities and sales of investments	235,452	547,975	752,880	793,640
Purchases of intangibles and other non-current assets	(1,503)	(1,953)	(2,448)	(1,953)
Acquisitions, net of cash acquired	(137,852)	(81,606)	(172,515)	(526,614)

Net cash used in investing activities	(355,310)	87,410	(768,185)	(559,611)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	182,205	80,387	355,294	259,666
Payment of headquarters facility lease obligation	—	—	—	(126,390)
Principal payments on long-term obligations	(1,008)	—	(2,155)	(1,849)

Net cash provided by financing activities	181,197	80,387	353,139	131,427

Effect of exchange rate changes on cash and cash equivalents	(1,982)	(25,452)	(7,099)	(38,163)

Net increase in cash and cash equivalents	87,005	638,877	207,200	525,604
Cash and cash equivalents at beginning of period	1,501,708	1,216,772	1,381,513	1,330,045

Cash and cash equivalents at end of period	$1,588,713	$1,855,649	$1,588,713	$1,855,649

Net cash provided by operating activities	$263,100	$496,532	$629,345	$991,951
Less: Purchases of property and equipment, net	(65,653)	(90,479)	(136,565)	(170,063)
Less: Payment of headquarters facility lease obligation	—	—	—	(126,390)

Free cash flow	$197,447	$406,053	$492,780	$695,498

eBay Inc.
Unaudited Summary of Consolidated Net Revenues
(U.S. Dollars In Thousands, Except Percentages)

Net Revenues by Type

	June 30,	September 30,	December 31,	March 31,	June 30,
	2004	2004	2004	2005	2005

Net Transaction Revenues

U.S. Marketplace	$319,119	$330,643	$362,736	$388,759	$408,452
Current quarter vs prior quarter	(2%)	4%	10%	7%	5%
Current quarter vs prior year quarter	32%	29%	24%	19%	28%

International Marketplace	273,740	282,294	344,348	387,187	411,671
Current quarter vs prior quarter	6%	3%	22%	12%	6%
Current quarter vs prior year quarter	76%	82%	64%	51%	50%

Payments	158,815	166,282	200,203	227,097	237,217
Current quarter vs prior quarter	2%	5%	20%	13%	4%
Current quarter vs prior year quarter	60%	56%	53%	46%	49%

Total net transaction revenues	751,674	779,219	907,287	1,003,043	1,057,340
Current quarter vs prior quarter	2%	4%	16%	11%	5%
Current quarter vs prior year quarter	51%	51%	43%	36%	41%

Advertising and other non-transaction revenues

Total advertising and other non-transaction revenues	21,738	26,657	28,495	28,681	28,963
Current quarter vs prior quarter	25%	23%	7%	1%	1%
Current quarter vs prior year quarter	76%	93%	81%	65%	33%

Total net revenues	$773,412	$805,876	$935,782	$1,031,724	$1,086,303

Current quarter vs prior quarter	2%	4%	16%	10%	5%
Current quarter vs prior year quarter	52%	52%	44%	36%	40%

eBay Inc.
Unaudited Summary of Consolidated Net Revenues
(U.S. Dollars In Thousands, Except Percentages)

Net Revenues by Segment

	June 30,	September 30,	December 31,	March 31,	June 30,
	2004	2004	2004	2005	2005

U.S. Marketplace	$334,481	$347,343	$379,454	$404,848	$423,565
Current quarter vs prior quarter	(1%)	4%	9%	7%	5%
Current quarter vs prior year quarter	33%	31%	25%	20%	27%

International Marketplace	277,444	286,516	350,309	393,792	418,839
Current quarter vs prior quarter	7%	3%	22%	12%	6%
Current quarter vs prior year quarter	77%	83%	65%	52%	51%

Payments	161,487	172,017	206,019	233,084	243,899
Current quarter vs prior quarter	2%	7%	20%	13%	5%
Current quarter vs prior year quarter	59%	59%	55%	47%	51%

Percent of Payments revenue which is international	28.7%	30.1%	33.0%	35.0%	35.1%

Total net revenues	$773,412	$805,876	$935,782	$1,031,724	$1,086,303

Current quarter vs prior quarter	2%	4%	16%	10%	5%
Current quarter vs prior year quarter	52%	52%	44%	36%	40%

Net Revenues by Geography

	June 30,	September 30,	December 31,	March 31,	June 30,
	2004	2004	2004	2005	2005

U.S. net revenues	$449,571	$467,545	$517,465	$556,246	$581,851
Current quarter vs prior quarter	(1%)	4%	11%	7%	5%
Current quarter vs prior year quarter	36%	33%	28%	22%	29%
% of total	58%	58%	55%	54%	54%

International net revenues	323,841	338,331	418,317	475,478	504,452
Current quarter vs prior quarter	8%	4%	24%	14%	6%
Current quarter vs prior year quarter	82%	88%	72%	58%	56%
% of total	42%	42%	45%	46%	46%

Total net revenues	$773,412	$805,876	$935,782	$1,031,724	$1,086,303

Current quarter vs prior quarter	2%	4%	16%	10%	5%
Current quarter vs prior year quarter	52%	52%	44%	36%	40%

eBay Inc.
eBay Marketplace Unaudited Supplemental Operating Data
(In Millions, Except Percentages)

	June 30,	September 30,	December 31,	March 31,	June 30,
	2004	2004	2004	2005	2005

Confirmed Registered Users (1)	114.0	125.0	135.5	147.1	157.3
Current quarter vs prior quarter	9%	10%	8%	9%	7%
Current quarter vs prior year quarter	51%	46%	43%	40%	38%

Active Users (2)	48.0	51.7	56.1	60.5	64.6
Current quarter vs prior quarter	6%	8%	9%	8%	7%
Current quarter vs prior year quarter	41%	38%	36%	34%	34%

Number of Non-Stores Listings (3)	315.9	327.7	376.6	399.8	402.2
Current quarter vs prior quarter	(1%)	4%	15%	6%	1%
Current quarter vs prior year quarter	43%	42%	31%	25%	27%

Number of Stores Listings (3)	16.4	20.3	28.0	32.0	37.9
Current quarter vs prior quarter	105%	24%	38%	14%	18%
Current quarter vs prior year quarter	332%	395%	449%	300%	131%

Gross Merchandise Volume (4)	$8,012	$8,307	$9,810	$10,602	$10,884
Current quarter vs prior quarter	0%	4%	18%	8%	3%
Current quarter vs prior year quarter	42%	44%	39%	32%	36%

Our classified websites are not included in these metrics.

(1)	Cumulative total of all users who have completed the registration process on one of eBay’s trading platforms.

(2)	All users, excluding users of Half.com, Internet Auction, and our classified websites, who bid on, bought, or listed an item within the previous 12-month period. Includes users of eBay EachNet in China and eBay India since the migration to the eBay platform in September 2004 and April 2005, respectively.

(3)	All listings on eBay’s trading platforms during the quarter, regardless of whether the listing subsequently closed successfully.

(4)	Total value of all successfully closed listings between users on eBay’s trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction.

eBay Inc.
PayPal Unaudited Supplemental Operating Data
(In Millions, Except Percentages)

	June 30,	September 30,	December 31,	March 31,	June 30,
	2004	2004	2004	2005	2005

Total accounts (1)	50.4	56.7	63.8	71.6	78.9
Current quarter vs prior quarter	11%	13%	13%	12%	10%
Current quarter vs prior year quarter	62%	61%	58%	57%	56%

Active accounts (2)	15.5	17.4	20.2	22.1	22.9

Total number of payments (3)	77.7	83.4	99.6	110.4	113.2
Current quarter vs prior quarter	(2%)	7%	19%	11%	3%
Current quarter vs prior year quarter	45%	45%	46%	39%	46%

Total payment volume (4)	$4,350	$4,637	$5,607	$6,233	$6,471
Current quarter vs prior quarter	1%	7%	21%	11%	4%
Current quarter vs prior year quarter	53%	52%	51%	44%	49%

eBay Marketplace as % of total payment volume	69%	70%	71%	71%	70%

Transaction rates:

Transaction revenue rate	3.64%	3.59%	3.57%	3.64%	3.67%

Transaction processing expense rate	1.34%	1.30%	1.27%	1.15%	1.08%

Transaction loss rate	0.25%	0.22%	0.31%	0.30%	0.19%

(1)	Cumulative total of all personal, premier, or business accounts opened, excluding accounts that have been closed or locked, and users that made payments using PayPal but have not registered.

(2)	All accounts, and users whether registered or not, that sent or received at least one payment through the PayPal system during the quarter.

(3)	Total number of payments initiated through the PayPal system during the quarter, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or pending at the end of the quarter.

(4)	Total dollar volume of payments initiated through the PayPal system during the quarter, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or was pending at the end of the quarter.

eBay Inc.
Guidance Summary
(In Millions, Except Per Share Amounts And Percentages)

The guidance figures provided below and elsewhere in this press release are approximate in nature because eBay’s future performance is difficult to predict. Such guidance is based on information available on the date hereof, and eBay assumes no obligation to update it.

eBay’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from such guidance. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect eBay’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com.

	Three months ending September 30, 2005
	GAAP	Adjustments		Pro Forma (a)
Net revenues	$1,045-$1,070	—		$1,045-$1,070
Diluted EPS	$0.18	$0.01	(b)	$0.19

	Three months ending December 31, 2005
	GAAP	Adjustments		Pro Forma (a)
Net revenues	$1,180-$1,220	—		$1,180-$1,220
Diluted EPS	$0.20 - $0.21	$0.01	(b)	$0.21- $0.22

	Year ending December 31, 2005
	GAAP	Adjustments		Pro Forma (a)
Net revenues	$4,340-$4,410	—		$4,340-$4,410
Operating margin	32%	3	%(a)	35%
Diluted EPS*	$0.77- $0.78	$0.05	(b)	$0.82-$0.83
Effective tax rate	28% - 29%			29% - 30%

*	Please note that the sum of the quarters may not total to the full year EPS because the quarterly EPS is calculated using the respective results and weighted average shares for each quarter, and the full year EPS is calculated using the results and weighted average shares for the full year.

(a)	Pro forma guidance reflects estimated quarterly adjustments for amortization of acquired intangible assets of approximately $25 - $28 million, payroll taxes on employee stock options of approximately $2 - $5 million, stock based compensation of approximately $1 - $2 million and other adjustments estimated to result in an operating margin adjustment of approximately 2 - 3% for each of the quarters in the year ending December 31, 2005.

(b)	Net of tax, the above pro forma items are estimated to result in a $0.01 per diluted share adjustment for each of the remaining quarters in the year ending December 31, 2005.